UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2019 (February 28, 2019)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, Tractor Supply Company (the “Company”) and each of Steve K. Barbarick, Kurt D. Barton, Benjamin F. Parrish, Jr., Robert D. Mills and Chad M. Frazell, entered into a Change in Control Agreement (the “Change in Control Agreement”). The Change in Control Agreements replace the prior change in control agreements which expired by their terms on February 28, 2019. Pursuant to the Change in Control Agreement, if an executive officer’s employment is terminated during the term of the agreement following a change of control of the Company other than (a) by the Company for cause, (b) by reason of death, disability or retirement or (c) by the executive officer without good reason (as such terms are defined in the agreement), the executive will receive: (i) an amount equal to 1.5 times the annual base salary and the average of the executive’s annual bonus(es) or award(s) for the three fiscal years pursuant to any bonus plan for the years preceding the date of termination or, if higher, the years preceding the change in control payable in a lump sum, in cash; (ii) an amount equal to the estimated cost of procuring for the executive and his dependents life, disability, accident and health insurance benefits for a period of two years following the date of termination payable in a lump sum, in cash; (iii) outplacement services capped at $40,000; (iv) a pro-rata portion equal to the average of the executive's actual annual bonus(es) or award(s) received by the executive under any cash bonus plan in the three most recent fiscal years which occurred immediately prior to the date of termination payable in a lump sum, in cash; (v) the stock options outstanding at the date of termination will become fully vested and continue to be exercisable until the earlier of (a) the second anniversary of the date of termination or (b) the otherwise applicable expiration date of the term of such option, or, at the Company’s election, may be canceled upon lump sum payment of the cash equivalent of the excess of the fair market value of the related options; (vi) the restricted stock units outstanding at the date of termination will become fully vested or, at the Company’s election may be canceled upon lump sum payment of the cash equivalent of the fair market value of the related stock; and (vii) except as provided in any applicable award agreement, any awards subject to performance vesting conditions shall be settled assuming the “target” level of performance shall have been achieved, or at the Company’s election may be canceled upon lump sum payment of the cash equivalent of the fair market value of the related stock. Each executive must commit to be employed with the Company for six months following a change in control.  In addition, each executive must execute and not revoke a general waiver and release of claims in order to receive the severance payments. The executives have also agreed, during their employment and for a period of 18 months following termination of employment by the Company after a change in control, not to compete with the Company’s business, solicit or hire any of the Company’s employees, disparage the Company or disclose any confidential information or trade secrets of the Company.
The foregoing description of the Change in Control Agreement is a summary and is qualified in its entirety by reference to the Change in Control Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1	Form of Change in Control Agreement by and between Tractor Supply Company and each of Steve K. Barbarick, Kurt D. Barton, Benjamin F. Parrish, Jr., Robert D. Mills and Chad M. Frazell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

March 1, 2019	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change in Control Agreement by and between Tractor Supply Company and each of Steve K. Barbarick, Kurt D. Barton, Benjamin F. Parrish, Jr., Robert D. Mills and Chad M. Frazell.